                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                            SAVINGS PLAN AND TRUST
                            ----------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1995 AND 1994
                          --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 14, 1996

To the Participants and Administrator of the Cyprus Amax Minerals Company Savings Plan and Trust

In our opinion, the accompanying statements of net assets available for benefits with Fund Information and the related statements of changes in net assets available for benefits with Fund Information present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Savings Plan and Trust (the "Plan") at December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Price Waterhouse LLP
Denver, Colorado

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                               DECEMBER 31, 1995
                               -----------------

                                                         FUND INFORMATION
                             --------------------------------------------------------------------------------------------
                                            Leveraged     Common                            Prime
                                              ESOP         Stock       Participant         Reserve       New America
                                Total         Fund         Fund           Loans             Fund          Growth Fund
- -------------------------------------------------------------------------------------------------------------------------
Assets
- ------
Investments

  Common Stock
     Cyprus Amax Minerals    $154,318,915  $97,707,422  $56,611,493      $         -       $         -      $         -
     Amoco Corporation          4,184,158            -    4,184,158                -                 -                -
  Mutual Funds                181,477,456            -            -                -        25,543,763       22,165,260
  Participant Loans            10,897,794            -            -       10,897,794                 -                -

Receivables
  Employer contributions        1,254,639    1,254,639            -                -                 -                -
  Participant
   contributions and
     loan repayments            1,726,652            -      272,031         (502,353)          479,091          288,449

Cash and cash equivalents          21,482            -       21,482                -                 -                -
                            ----------------------------------------------------------------------------------------------
    Total assets              353,881,096   98,962,061   61,089,164       10,395,441        26,022,854       22,453,709
                            ----------------------------------------------------------------------------------------------

Liabilities
- -----------

Interest payable                1,346,892    1,346,892            -                -                 -                -

Excess contributions
 refundable                       514,249            -       52,702                -            27,769          109,494
  to participants

Long-term debt                 82,885,651   82,885,651            -                -                 -                -
                            ----------------------------------------------------------------------------------------------
    Total liabilities          84,746,792   84,232,543       52,702                -            27,769          109,494
                            ----------------------------------------------------------------------------------------------
Net assets available for
 benefits                    $269,134,304  $14,729,518  $61,036,462      $10,395,441       $25,995,085      $22,344,215
                            ==============================================================================================

                                                         FUND INFORMATION
                             ---------------------------------------------------------------------------
                                Capital        Equity      International                    Stable
                              Appreciation     Index          Stock        Spectrum         Value
                                 Fund          Fund            Fund       Income Fund       Fund
- --------------------------------------------------------------------------------------------------------

Assets
- ------
Investments

  Common Stock
     Cyprus Amax Minerals      $        -   $        -   $        -      $         -       $         -
     Amoco Corporation                  -            -            -                -                 -
  Mutual Funds                 16,094,487   40,688,450   10,246,646       15,608,992        51,129,858
  Participant Loans                     -            -            -                -                 -

Receivables
  Employer contributions                -            -                  -          -                 -
  Participant
   contributions and
     loan repayments              183,060      299,391      157,897          200,398           348,688

Cash and cash equivalents               -            -                  -          -                 -
                             ---------------------------------------------------------------------------

    Total assets               16,277,547   40,987,841   10,404,543       15,809,390        51,478,546
                             ---------------------------------------------------------------------------


Liabilities
- -----------

Interest payable                        -            -            -                -                 -

Excess contributions
 refundable
  to participants                  53,242      105,128       43,193           37,391            85,330

Long-term debt                          -            -            -                -                 -
                             ---------------------------------------------------------------------------

    Total liabilities              53,242      105,128       43,193           37,391            85,330
                             ---------------------------------------------------------------------------

Net assets available for
 benefits                     $16,224,305  $40,882,713  $10,361,350      $15,771,999       $51,393,216
                             ===========================================================================


The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                               DECEMBER 31, 1994
                               -----------------

                                                                      FUND INFORMATION
                                           --------------------------------------------------------------------------------

                                             Leveraged      Common                            Prime
                                               ESOP          Stock       Participant         Reserve        New America
                                Total          Fund          Fund           Loans             Fund          Growth Fund
- ---------------------------------------------------------------------------------------------------------------------------

Assets
- ------

Investments

  Common Stock
     Cyprus Amax Minerals    $165,833,341   $100,763,503  $65,069,838      $         -       $         -      $         -
     Amoco Corporation          3,868,007              -    3,868,007                -                 -                -
  Mutual Funds                163,786,893              -            -                -        25,056,190       14,557,276
  Participant Loans            12,096,694              -            -       12,096,694                 -                -

Receivables
  Employer contributions        1,434,977      1,247,582      187,395                -                 -                -
  Participant
   contributions and
     loan repayments            1,950,927              -      317,342         (460,241)          486,815          284,252

Cash and cash equivalents           2,646              -        2,646                -                 -                -
                            -----------------------------------------------------------------------------------------------
    Total assets              348,973,485    102,011,085   69,445,228       11,636,453        25,543,005       14,841,528
                            -----------------------------------------------------------------------------------------------

Liabilities
- -----------

Interest payable                1,014,431      1,014,431            -                -                 -                -

Minimum age distributions
 payable to participants           16,556            210        1,480                -               343               46

Long-term debt                 86,218,387     86,218,387            -                -                 -                -
                            -----------------------------------------------------------------------------------------------
    Total liabilities          87,249,374     87,233,028        1,480                -               343               46
                            -----------------------------------------------------------------------------------------------
Net assets available for
 benefits                    $261,724,111   $ 14,778,057  $69,443,748      $11,636,453       $25,542,662      $14,841,482
                            ===============================================================================================

                              Capital         Equity    International                         Stable
                            Appreciation      Index        Stock          Spectrum             Value
                                Fund           Fund         Fund         Income Fund           Fund
- ----------------------------------------------------------------------------------------------------------

Assets
- ------

Investments

  Common Stock
     Cyprus Amax Minerals      $        -     $        -   $        -       $        -        $        -
     Amoco Corporation                  -              -            -                -                 -
  Mutual Funds                 12,560,913     31,398,954   10,088,182       13,626,603        56,498,775
  Participant Loans                     -              -            -                -                 -

Receivables
  Employer contributions                -              -            -                -                 -
  Participant
   contributions and
     loan repayments              180,298        322,512      166,879          229,466           423,604

Cash and cash equivalents               -              -            -                -                 -
                            ------------------------------------------------------------------------------

    Total assets               12,741,211     31,721,466   10,255,061       13,856,069        56,922,379
                            ------------------------------------------------------------------------------


Liabilities
- -----------

Interest payable                        -              -            -                -                 -

Minimum age distributions
 payable to participants              161          9,730           40              534             4,012

Long-term debt                          -              -            -                -                 -
                            ------------------------------------------------------------------------------
    Total liabilities                 161          9,730           40              534             4,012
                            ------------------------------------------------------------------------------

Net assets available for
 benefits                     $12,741,050    $31,711,736  $10,255,021      $13,855,535       $56,918,367
                            ==============================================================================


The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
- -------------------------------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1995
                          ----------------------------

                                                                           FUND INFORMATION
                                            --------------------------------------------------------------------------------

                                                                                                                   New
                                                Leveraged        Common                            Prime         America
                                  Total           ESOP           Stock         Participant        Reserve        Growth
                                                  Fund            Fund            Loans            Fund           Fund
- ----------------------------------------------------------------------------------------------------------------------------
Investment Income

Interest and dividends         $ 14,994,792    $ 3,044,758    $  2,028,541       $         -    $ 1,359,733    $ 1,051,260
Net realized gain on
 investments                      5,867,965        604,882       2,728,086                 -              -        705,831
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                     15,082,276       (437,737)     (1,278,026)                -              -      4,758,644

Employer contributions            8,195,235      8,195,235               -                 -              -              -

Participant contributions
 and loan repayments             18,924,556              -       2,996,793        (4,943,779)     4,519,494      2,910,067

Transfer to CSM Industries       (5,514,660)      (173,775)     (1,279,686)         (166,548)        (7,357)      (404,747)

Transfers between Plan funds
 and loans                                -         (6,853)     (2,420,906)        4,780,000     (1,018,494)       370,427

Employee withdrawals            (41,907,309)    (3,042,387)    (11,182,088)         (910,685)    (4,400,953)    (1,888,749)

Interest expense                 (8,232,662)    (8,232,662)              -                 -              -              -
                            ------------------------------------------------------------------------------------------------
Net increase (decrease)           7,410,193        (48,539)     (8,407,286)       (1,241,012)       452,423      7,502,733

Net assets available for
 benefits
Beginning of year               261,724,111     14,778,057      69,443,748        11,636,453     25,542,662     14,841,482
                            ------------------------------------------------------------------------------------------------
End of year                    $269,134,304    $14,729,518    $ 61,036,462       $10,395,441    $25,995,085    $22,344,215
                            ================================================================================================

                                 Capital         Equity       International       Spectrum         Stable
                              Appreciation       Index           Stock             Income          Value
                                  Fund           Fund            Fund               Fund           Fund
- -------------------------------------------------------------------------------------------------------------

Investment Income

Interest and dividends        $ 1,249,307    $ 1,642,820     $   304,209    $ 1,078,509    $  3,235,655
Net realized gain on
 investments                      342,137      1,261,597         109,517        115,915               -
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                    1,327,164      8,621,323         642,180      1,448,728               -

Employer contributions                  -              -               -              -               -

Participant contributions
 and loan repayments            2,013,380      3,347,935       1,629,980      2,219,364       4,231,322

Transfer to CSM Industries        (12,159)    (1,317,543)        (69,115)      (344,417)     (1,739,313)

Transfers between Plan funds
 and loans                         58,937        200,648      (1,678,660)      (253,965)        (31,134)

Employee withdrawals           (1,495,511)    (4,585,803)       (831,782)    (2,347,670)    (11,221,681)

Interest expense                        -              -               -              -               -
                            ---------------------------------------------------------------------------------
Net increase (decrease)         3,483,255      9,170,977         106,329      1,916,464      (5,525,151)

Net assets available for
 benefits
Beginning of year              12,741,050     31,711,736      10,255,021     13,855,535      56,918,367
                            ---------------------------------------------------------------------------------
End of year                   $16,224,305    $40,882,713     $10,361,350    $15,771,999    $ 51,393,216
                            =================================================================================

The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
- -------------------------------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1994
                          ----------------------------

                                                                       FUND INFORMATION
                                            -------------------------------------------------------------------------------

                                                                                                                 New
                                               Leveraged       Common                            Prime         America
                                                 ESOP           Stock        Participant        Reserve        Growth
                                  Total          Fund           Fund            Loans            Fund           Fund
- ---------------------------------------------------------------------------------------------------------------------------
Investment Income

Interest and dividends        $  9,057,580    $ 3,588,049    $ 1,343,415       $         -    $ 1,029,140    $   145,264
Net realized gain (loss) on
 investments                     3,748,816        857,316      2,483,244                 -              -        (12,098)
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                    (4,049,128)       320,435     (1,241,195)                -              -       (680,221)

Employer contributions           6,881,798      6,646,159        235,639                 -              -              -

Participant contributions
 and loan repayments            16,260,567              -      3,072,347        (3,653,321)     4,688,636      2,144,910

Transfer from Cyprus Amax
 Thrift Plan for Hourly
 Rated Employees                15,406,983              -      3,979,656         1,527,044              -        626,508

Transfer from Cyprus Amax
  Thrift Plan for Salaried
   Employees                   109,727,587              -     23,354,007         3,542,421         74,393      7,423,811

Transfer from Cyprus Amax
 Minerals ESOP                   7,930,689              -      7,930,689                 -              -              -

Transfer to Cleveland-Cliffs    (7,006,768)             -     (2,161,690)         (353,133)    (1,444,791)      (407,989)

Transfers between Plan funds
 and loans                               -        (18,137)    (1,339,059)        4,138,375     (3,366,360)        33,379

Employee withdrawals           (23,103,287)    (4,954,801)    (5,040,831)         (849,696)    (5,707,797)      (707,260)

Interest expense                (8,501,741)    (8,501,741)             -                 -              -              -
                            -----------------------------------------------------------------------------------------------
Net increase (decrease)        126,353,096     (2,062,720)    32,616,222         4,351,690     (4,726,779)     8,566,304

Net assets available for
 benefits
Beginning of year              135,371,015     16,840,777     36,827,526         7,284,763     30,269,441      6,275,178
                            -----------------------------------------------------------------------------------------------
End of year                   $261,724,111    $14,778,057    $69,443,748       $11,636,453    $25,542,662    $14,841,482
                            ===============================================================================================

                                                   Capital          Equity      International     Spectrum        Stable
                                                Appreciation        Index          Stock          Income          Value
                                                    Fund            Fund            Fund           Fund           Fund
- ---------------------------------------------------------------------------------------------------------------------------

Investment Income

Interest and dividends                          $   917,533    $   366,071     $   475,340    $   602,427    $   590,341
Net realized gain (loss) on
 investments                                        264,497         68,000         256,482       (168,625)             -
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                                       (744,048)      (253,871)       (851,586)      (598,642)             -

Employer contributions                                    -              -               -              -              -

Participant contributions and
 loan repayments                                  1,684,802      2,272,339       1,428,074      2,271,499      2,351,281

Transfer from Cyprus Amax
 Thrift Plan for Hourly
 Rated Employees                                          -      2,372,978               -        203,188      6,697,609

Transfer from Cyprus Amax
  Thrift Plan for Salaried
   Employees                                        958,113     21,530,906       2,324,065      6,299,522     44,220,349

Transfer from Cyprus Amax
 Minerals ESOP                                            -              -               -              -              -

Transfer to Cleveland-Cliffs                       (515,669)      (458,509)       (466,870)      (794,664)      (403,453)

Transfers between Plan funds
 and loans                                         (242,246)      (488,648)      1,747,922       (969,810)       504,584

Employee withdrawals                             (1,343,398)    (1,107,067)       (800,627)    (1,021,291)    (1,570,519)

Interest expense                                          -              -               -              -              -
                                             ------------------------------------------------------------------------------
Net increase (decrease)                             979,584     24,302,199       4,112,800      5,823,604     52,390,192

Net assets available for
 benefits
Beginning of year                                11,761,466      7,409,537       6,142,221      8,031,931      4,528,175
                                             ------------------------------------------------------------------------------
End of year                                     $12,741,050    $31,711,736     $10,255,021    $13,855,535    $56,918,367
                                             ==============================================================================


The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
- -------------------------------------------------------------------------------
                          YEAR ENDED DECEMBER 31, 1993
                          ----------------------------

                                                                        FUND INFORMATION
                                        ------------------------------------------------------------------------------------------

                                               Leveraged       Common            Money               CIGNA          Fidelity
                                                 ESOP           Stock            Market               GIC           Magellan
                                  Total          Fund           Fund              Fund                Fund            Fund
- ----------------------------------------------------------------------------------------------------------------------------------
Investment Income

Interest and dividends        $  7,262,361   $  3,283,198    $ 1,198,110      $          2        $          -     $          -
Net realized gain on
 investments                     1,988,663        269,138      1,257,486                 -                   -                -
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                   (28,569,314)   (23,599,367)    (8,050,525)                -                   -                -

Employer contributions           7,150,790      7,150,790              -                 -                   -                -

Participant contributions
 and loan repayments            15,185,653              -      2,753,802                 -                   -                -

Transfers from (to)
 successor trustee                       -              -              -       (14,583,442)        (26,088,187      (15,983,702)

Transfers between Plan funds
 and loans                               -        (62,895)       473,671              (694)               (656)               -

Employee withdrawals           (18,249,189)    (2,335,134)    (4,900,535)                -                   -                -

Interest expense                (8,677,278)    (8,677,278)             -                 -                   -                -

Administrative expenses             (6,255)             -         (6,255)                -                   -                -
                            --------------------------------------------------------------------------------------------------------
Net increase (decrease)        (23,914,569)   (23,971,548)    (7,274,246)      (14,584,134)        (26,088,843)     (15,983,702)

Net assets available for
 benefits
 Beginning of year             159,285,584     40,812,325     44,101,772        14,584,134          26,088,843       15,983,702
                            --------------------------------------------------------------------------------------------------------

 End of year                  $135,371,015   $ 16,840,777    $36,827,526      $          -        $          -     $          -
                            ========================================================================================================

                                                                                  New
                                Fidelity                        Prime           America              Capital           Equity
                                 Puritan     Participant       Reserve          Growth             Appreciation         Index
                                  Fund          Loans            Fund            Fund                  Fund             Fund
                            --------------------------------------------------------------------------------------------------------


Investment Income

Interest and dividends        $          -   $          -    $ 1,093,129      $    236,849        $    450,817     $    172,470
Net realized gain on
 investments                             -              -              -            38,717             206,511           70,191
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                             -              -              -           493,450             993,520          365,591

Employer contributions                   -              -              -                 -                   -                -

Participant contributions
 and loan repayments                     -     (2,920,759)     5,749,716         1,624,434           1,668,157        1,851,801

Transfers from (to)
 successor trustee              (9,852,618)             -     40,671,629         3,196,740          10,389,407        5,911,571

Transfers between Plan funds
 and loans                               -      4,568,264    (11,850,041)        1,072,498            (953,194)        (371,725)

Employee withdrawals                     -       (697,714)    (6,383,274)         (468,641)         (1,257,428)        (670,331)

Interest expense                         -              -              -                 -                   -                -

Administrative expenses                  -              -              -                 -                   -                -
                            --------------------------------------------------------------------------------------------------------
Net increase (decrease)         (9,852,618)       949,791     29,281,159         6,194,047          11,497,790        7,329,568

Net assets available for
 benefits
 Beginning of year               9,852,618      6,334,972        988,282            81,131             263,676           79,969
                            --------------------------------------------------------------------------------------------------------

 End of year                   $         -    $ 7,284,763    $30,269,441      $  6,275,178        $ 11,761,466     $  7,409,537
                            ========================================================================================================

                              International     Spectrum         Stable
                                  Stock          Income          Value
                                  Fund            Fund            Fund
- ---------------------------------------------------------------------------
Investment Income

Interest and dividends         $   140,046    $   513,105    $   174,635
Net realized gain on
 investments                        98,080         48,540              -
Net change in unrealized
 appreciation/depreciation
 in fair value of
 investments                     1,132,572         95,445              -

Employer contributions                   -              -              -

Participant contributions
 and loan repayments               854,037      2,299,895      1,304,370

Transfers from (to)
 successor trustee               2,397,555      3,941,047              -

Transfers between Plan funds
 and loans                       1,866,892      1,678,964      3,578,916

Employee withdrawals              (407,809)      (598,377)      (529,946)

Interest expense                         -              -              -

Administrative expenses                  -              -              -
                             ----------------------------------------------
Net increase (decrease)          6,081,373      7,978,619      4,528,175

Net assets available for
 benefits
 Beginning of year                  60,848         53,312              -
                             ----------------------------------------------
 End of year                   $ 6,142,221    $ 8,031,931    $ 4,528,175
                             ==============================================

The accompanying notes are an integral part of these financial statements.

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

NOTE 1 - Description of the Plan
- --------------------------------

The following description of the Cyprus Amax Minerals Company Savings Plan and Trust (the "Plan" or the "Savings Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
- -------
Cyprus Minerals Company ("Cyprus") and AMAX Inc. merged in November 1993, forming Cyprus Amax Minerals Company ("Cyprus Amax" or the "Company"). Following the merger the name of the Savings Plan was changed from the Cyprus Minerals Company Savings Plan and Trust to the Cyprus Amax Minerals Company Savings Plan and Trust.

The Plan is a defined contribution plan maintained by Cyprus Amax for Cyprus Amax salaried and hourly non-represented employees ("Eligible Employees" or "Participants"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Plan Mergers
- ------------
Effective April 1, 1994, the Cyprus Amax Minerals Company Thrift Plan for Hourly Rated Employees (the "Hourly Plan") was merged into the Plan. Net assets with a fair value of $15,406,983 were transferred from the Hourly Plan to the Savings Plan.

The Cyprus Amax Minerals Company Amended and Restated Employee Stock Ownership Plan ("ESOP") merged into the Plan effective December 1, 1994, and the ESOP assets with a fair value of $7,930,689 were transferred into the Savings Plan.

Effective December 31, 1994, the Cyprus Amax Minerals Company Thrift Plan for Salaried Employees (the "Salaried Plan") was also merged into the Plan. The fair value of the assets transferred into the Plan was $109,727,587.

Leveraged ESOP
- --------------
On February 8, 1990, the Plan was amended to include the features of a leveraged employee stock ownership plan ("Leveraged ESOP"). The Plan purchased 4,245,810 shares of Cyprus common stock from Cyprus in return for a 20-year $95 million promissory note bearing an interest rate of 9.75 percent. The shares are held as collateral under a pledge agreement and are released for allocation to Participant accounts as principal and interest payments are made. Under the amended Plan, shares released are used first to replace dividends earned on allocated shares, and the remainder are allocated to Participants' accounts as employer contributions (Note 8). Employer contributions to the Plan, along with dividends earned on both the allocated and unallocated shares, are used to fund the debt service on the note.

Administration
- --------------
The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1995, 1994 and most of 1993, Plan administrative expenses were paid by Cyprus Amax.

                   -----------------------------

Enrollment
- ----------
Eligible Employees can enroll in the Plan during any month of the year.

Contributions
- -------------
Participants can make contributions of an amount up to sixteen percent of basic compensation subject to applicable legal limits. Cyprus Amax must contribute to the Plan sufficient funds to meet any currently maturing debt obligations of the Plan; however, the Company has stated its intention to continue to contribute an amount equal to seventy-five percent of the first six percent of each Participant's contribution ("Matchable Contribution").

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

Vesting
- -------
Participants are immediately vested in their employee contributions and the earnings attributable to those contributions. All Participants are immediately 100 percent vested in the employer contributions to the Plan and the earnings attributable to those contributions.

Loans
- -----
Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan terms generally vary from a minimum of six months to a maximum of five years although certain loans grandfathered from the Hourly Plan and Salaried Plan may have a maximum of fifteen years.

Loan repayments are made regularly through payroll deductions or, for participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
- -------------
Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
- ----------------------
Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

                   -----------------------------

NOTE 2 - Summary of Significant Accounting Policies
- ---------------------------------------------------

Basis of Accounting
- -------------------
The financial statements of the Plan are prepared on the accrual basis.

Valuation of Assets
- -------------------
Cyprus Amax and Amoco stock are valued at fair market value based on the quoted market price on the balance sheet date.

Participant loans are valued at principal amount, which approximates fair market value.

The remaining investments are valued at net asset value based on quoted market prices.

Transfers of assets into the Plan are shown at fair market value. Participant cost is recorded as the cost of assets transferred into the Plan. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

NOTE 3 - Investments
- --------------------

Investment Options
- ------------------
Prior to January 1, 1993, Participants could elect to invest their contributions in combinations of Cyprus common stock, a money market fund (Shearson Lehman Hutton Tempcash), two diversified equity funds (Fidelity Magellan and Fidelity Puritan Funds) or a guaranteed investment contract with CIGNA (CIGNA's Guaranteed Long-Term Account).

Effective January 1, 1993, T. Rowe Price became the provider of recordkeeping, trustee and investment management services for the Plan. As of that date, seven
T. Rowe Price mutual funds replaced the Shearson Lehman Tempcash Fund, the Fidelity Magellan and Puritan Funds and the guaranteed investment contract with CIGNA. Participants may elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (a customized Stable Value Fund) and four equity funds (Equity Index Fund, Capital Appreciation Fund, International Stock Fund and New America Growth Fund).

As of December 31, 1995, the number of Participants who held assets in the various investment options were as follows: 5,700 in Cyprus Amax common stock, 2,914 in the Prime Reserve Fund, 2,221 in the Spectrum Income Fund, 2,294 in the Stable Value Fund, 2,732 in the Equity Index Fund, 1,997 in the Capital Appreciation Fund, 1,959 in the International Stock Fund, and 2,488 in the New America Growth Fund.

Amoco Corporation common stock in the Common Stock Fund is held as an investment but is not a current investment option. The Amoco Corporation common stock was transferred from the Employee Savings Plan of Amoco Corporation and Participating Companies in 1985 when Cyprus became an independent, publicly-owned company and ceased to be a wholly-owned subsidiary of Amoco Corporation.

                   -----------------------------

Investments Held
- ----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1995 and 1994, consisted of the following:

                                                         Cost      Fair Value
                                                      -----------  -----------
December 31, 1995:
 Cyprus Amax Minerals Company common stock held in
  Leveraged ESOP Fund/(a)/
   Shares held under collateral pledge
    (2,836,500 shares)/(b)/                           $63,466,707  $74,103,563
   Shares allocated (903,496.997 shares)/(b)/          20,215,805   23,603,859
 Cyprus Amax Minerals Company common stock held in
  Common Stock Fund (2,166,947.130 shares)/(a)(b)/     51,120,361   56,611,493
 Amoco Corporation common stock
  (58,519.693 shares)/(a)/                              1,471,738    4,184,158
 Participant Loans                                     10,897,794   10,897,794
 Prime Reserve Fund (25,543,763 units)/(b)/            25,543,763   25,543,763
 New America Growth Fund (634,925.808 units)/(b)/      17,593,386   22,165,260
 Capital Appreciation Fund (1,177,358.215 units)       14,517,850   16,094,487
 Equity Index Fund (2,364,232.984 units)/(b)/          31,955,407   40,688,450
 International Stock Fund (837,828.765 units)           9,323,479   10,246,646
 Spectrum Income Fund (1,388,700.364 units)            14,663,460   15,608,992
 Stable Value Fund (51,129,858 units)/(b)/             51,129,858   51,129,858
                                                     ------------ ------------
                                                     $311,899,608 $350,878,323
                                                     ============ ============

December 31, 1994:
 Cyprus Amax Minerals Company common stock held in
  Leveraged ESOP Fund/(a)/
   Shares held under collateral pledge
    (3,089,631 shares)/(b)/                           $ 69,130,513  $80,716,610
   Shares allocated (767,345.170 shares)/(b)/           17,169,408   20,046,893
 Cyprus Amax Minerals Company common stock held in
  Common Stock Fund (2,490,711.519 shares)/(a)(b)/      57,810,076   65,069,838
 Amoco Corporation common stock
  (65,420.840 shares)/(a)/                               1,646,189    3,868,007
 Participant Loans                                      12,096,694   12,096,694
 Prime Reserve Fund (25,056,190 units)/(b)/             25,056,190   25,056,190
 New America Growth Fund (572,670.165 units)/(b)/       14,744,047   14,557,276
 Capital Appreciation Fund (1,038,092.021 units)        12,311,441   12,560,913
 Equity Index Fund (2,398,697.800 units)/(b)/           31,287,235   31,398,954
 International Stock Fund (891,182.111 units)            9,807,195   10,088,182
 Spectrum Income Fund (1,347,834.108 units)/(b)/        14,129,799   13,626,603
 Stable Value Fund (56,498,775 units)/(b)/              56,498,775   56,498,775
                                                      ------------ ------------
                                                      $321,687,562 $345,584,935
                                                      ============ ============

/(a)/Investment pays dividends quarterly.
/(b)/Individual investments representing 5 percent or more of net assets
     available for benefits as   of December 31, 1995 and 1994.

                   -----------------------------

NOTE 4 - Long-Term Debt
- -----------------------

On February 8, 1990, the Plan borrowed $95 million from Cyprus to purchase 4,245,810 shares of Cyprus common stock. The loan is repaid in quarterly installments, the minimum of which is outlined in a 20-year debt service schedule attached to the promissory note. The loan may be repaid in whole or in part at any time without penalty and is collateralized by the Cyprus Amax stock held in the Leveraged ESOP Fund. As of December 31, 1995, the loan had been prepaid in the amount of $9,603,808; in accordance with the promissory note, the next scheduled maturity will occur in 2000. Shares are released for allocation to Participants as the loan is repaid.

NOTE 5 - Net Realized Gains (Losses) on Investments
- ---------------------------------------------------

Net realized gains (losses) from investment transactions were as follows:

                                                                       Capital
                            Leveraged      Common      New America   Appreciation
                            ESOP Fund    Stock Fund    Growth Fund       Fund
                            ---------- -------------  ------------  ------------

  1995   Proceeds           $3,217,652    $16,083,037   $3,416,587     $3,268,137
         Cost                2,612,770     13,354,951    2,710,756      2,926,000
                            ----------    -----------   ----------   ------------
         Net gain           $  604,882    $ 2,728,086   $  705,831     $  342,137
                            ==========    ===========   ==========   ============

  1994   Proceeds           $4,969,297    $10,156,309   $1,085,688     $1,209,329
         Cost                4,111,981      7,673,065    1,097,786        944,832
                            ----------    -----------   ----------   ------------
         Net gain (loss)    $  857,316    $ 2,483,244   $  (12,098)    $  264,497
                            ==========    ===========   ==========   ============

  1993   Proceeds           $2,400,402    $ 7,462,096   $1,096,606     $3,067,416
         Cost                2,131,264      6,204,610    1,057,889      2,860,905
                            ----------    -----------   ----------   ------------
         Net gain           $  269,138    $ 1,257,486   $   38,717     $  206,511
                            ==========    ===========   ==========   ============

                              Equity     International    Spectrum
                            Index Fund    Stock Fund    Income Fund
                            ----------    -----------  -------------
  1995   Proceeds           $5,893,704    $ 3,923,476   $2,500,994
         Cost                4,632,107      3,813,959    2,385,079
                            ----------    -----------   ----------
         Net gain           $1,261,597    $   109,517   $  115,915
                            ==========    ===========   ==========

  1994   Proceeds           $1,000,834    $ 1,178,164   $1,663,269
         Cost                  932,834        921,682    1,831,894
                            ----------    -----------   ----------
         Net gain (loss)    $   68,000    $   256,482   $ (168,625)
                            ==========    ===========   ==========

  1993   Proceeds           $2,154,009    $   806,176   $1,802,614
         Cost                2,083,818        708,096    1,754,074
                            ----------    -----------   ----------
         Net gain           $   70,191    $    98,080   $   48,540
                            ==========    ===========   ==========

The cost of investments sold or transferred is determined on a Participant level by the average cost method. Included in the Common Stock Fund are Cyprus Amax common stock net realized gains of $2,463,761, $2,065,952, and $935,001, in 1995, 1994, and 1993, respectively.

                   -----------------------------

NOTE 6 - Unrealized Appreciation of Investments
- -----------------------------------------------

Net unrealized appreciation of investments amounted to $38,978,715 and $23,897,373 at December 31, 1995 and 1994, respectively. The change in net unrealized appreciation resulted in a Plan gain of $15,082,276 in 1995 and Plan losses of $4,049,128 and $28,569,314 in 1994 and 1993, respectively.

NOTE 7 - Transfer of Assets to Other Plans
- ------------------------------------------

On October 31, 1995, Cyrus Amax sold its Cleveland and Coldwater operations to CSM Industries, Inc. The fair value of assets transferred out of the Savings Plan as a result of this sale was $5,514,660.

On September 30, 1994, Cyprus Amax sold its Northshore iron ore mine and processing facilities to Cleveland-Cliffs Inc. Assets transferred out of the Savings Plan as a result of this sale had a fair value of $7,006,768.

NOTE 8 - Allocation of Cyprus Amax Stock Held in Leveraged ESOP Fund
- --------------------------------------------------------------------

Shares of Cyprus Amax Minerals Company common stock allocated to participants were 252,672 and 247,279 in 1995 and 1994, respectively. Dividend replacement shares were allocated to all Participants who held allocated shares on the ex-dividend date. The number of shares allocated as dividend replacement shares was determined by the closing price of Cyprus Amax common stock on the dividend payment date and amounted to 23,421 in 1995 and 23,463 in 1994. Additional shares allocated to Participants as employer contributions based upon their proportion of Matchable Contributions for the appropriate quarters were 186,341 and 163,453 in 1995 and 1994, respectively. A portion of the shares allocated for 1995 (46,390 shares) was released by the employer contribution made on January 18, 1996, which is reflected as a receivable at December 31, 1995. The portion of shares allocated for 1994 which was reflected as a receivable at December 31, 1994, was 38,372 shares.

All shares were allocated to Participants at their original cost to the Plan of $22.375 per share.

NOTE 9 - Tax Status
- -------------------

Cyprus Amax received a favorable determination letter from the Internal Revenue Service as to the qualified status of the Plan on October 12, 1995. Since the Plan continues to fulfill the requirements of a qualified plan, the trust which forms a part of the Plan is not subject to tax. Accordingly, no provision for federal or state income taxes has been provided.

NOTE 10 - Plan Amendments
- -------------------------

On May 5, 1995, Cyprus Amax entered into an agreement with its affiliate, Amax Gold Inc. ("AGI"). This agreement, which has an effective date of March 1, 1994, states that both the Savings Plan and the Thrift Plan for Employees of Amax Gold Inc. and Its Subsidiaries will recognize the service of an employee transferred from the other company for purposes of eligibility, vesting, and entitlement to share in Company contributions.

                   -----------------------------

Cyprus Amax restated its Plan document as of January 1, 1995, to reflect the merger of the Salaried Plan into the Plan as of December 31, 1994, and to make certain changes required by the Internal Revenue Service for its favorable determination letter.

NOTE 11 - Subsequent Events
- ---------------------------

Effective April 1, 1996, the Capital Appreciation Fund and the New America Growth Fund were eliminated as investment options under the Plan. As of that date, the following new investment options became available to Participants under the Plan: the Equity Income Fund, the New Horizons Fund, the Spectrum Growth Fund, and the Science and Technology Fund. On October 1, 1996, the balances remaining in the Capital Appreciation Fund and the New America Growth Fund will be transferred to the Equity Income Fund and the New Horizons Fund, respectively.

NOTE 12 - Differences Between Financial Statements and Form 5500
- ----------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statements of changes in net assets available for benefits have been determined on a participant level using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

                             SUMMARY ANNUAL REPORT
                                      for
                          Cyprus Amax Minerals Company
                             Savings Plan and Trust



This is a summary of the annual report for:

      The Cyprus Amax Minerals Company Savings Plan and Trust (the Plan).

      Plan Sponsor:  Cyprus Amax Minerals Company
      Employer ID Number:  36-2684040
      Plan Number:  002
      For the period covering:  January 1 - December 31, 1995

The annual report has been filed with the Internal Revenue Service, as required under the Employee Retirement Income Security Act of 1974 (ERISA).

Basic Financial Statement
- -------------------------

Benefits under the Plan are provided by a trust with T. Rowe Price serving as trustee.

Plan expenses were $50,139,971. These expenses included $41,907,309 in benefits paid to participants and beneficiaries and $8,232,662 in other expenses. A total of 6,634 persons were participants in or beneficiaries of the Plan at the end of the Plan year.

The value of Plan assets, after subtracting liabilities of the Plan, was $269,134,304 as of the end of the Plan year, compared to $261,724,111 as of the beginning of the Plan year. During the period of January 1 to December 31, 1995, the Plan experienced an increase in its net assets of $7,410,193. This increase includes unrealized appreciation in the value of the Plan's assets; that is, the difference between the value of the Plan's assets at the end of the year and the value of the assets at the beginning of the year, or the cost of assets acquired during the year.

The Plan had total income of $57,550,164 including employer contributions of $8,195,235, employee contributions of $18,924,556, gains of $5,867,965 from the sale of assets, a gain of $15,082,276 due to the change in unrealized appreciation, other earnings from investment of $14,994,792, and a transfer to another plan of $5,514,660.

Summary Annual Report for
CYPRUS AMAX MINERALS COMPANY
Savings Plan and Trust
Page 2

                     YOUR RIGHTS TO ADDITIONAL INFORMATION
                     -------------------------------------

You have a right to receive a copy of the full annual report, or any part thereof, on request. The items below are included in the report:

      1.  An independent accountant's report;
      2.  Assets held for investment;
      3.  Loans or other obligations in default and;
      4.  Transactions in excess of 5 percent of plan assets


To obtain a copy of the full annual report, or any part thereof, write or call the office of the Savings Plan Administrator, 9100 East Mineral Circle, Englewood, Colorado 80112, telephone (303) 643-5259. The charge to cover copying costs will be $1.50 for the full annual report, or $.25 per page for any part thereof.

You also have the right to receive from the Plan Administrator, on request and at no charge, a statement of the assets and liabilities of the Plan and accompanying notes, or a statement of income and expenses of the Plan and accompanying notes, or both. If you request a copy of the full annual report from the Plan Administrator, these two statements and accompanying notes will be included as part of the report. The charge to cover copying costs given above does not include a charge for the copying of these portions of the report because these portions are furnished without charge.

You also have the legally protected right to examine the annual report at the main office of the Plan, 9100 East Mineral Circle, Englewood, Colorado 80112, and at the U.S. Department of Labor in Washington, D.C., or to obtain a copy from the U.S. Department of Labor upon payment of copying costs. Requests to the Department should be addressed to: Secretary of Labor, Room N-5644, U.S. Department of Labor Building, 200 Constitution Avenue, N.W., Washington, D.C. 20210.


Cyprus Amax Minerals Company
Plan Sponsor
EIN:  36-2684040

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the the Registration Statements on Form S-8 (No. 33-1600, 33-22939 and 33-53792) of the Cyprus Amax Minerals Company Savings Plan and Trust of our report dated June 14, 1996, appearing on page 9 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1995.



PRICE WATERHOUSE LLP

Denver, Colorado
June 26, 1996

                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1995 AND 1994
                          --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 14, 1996

To the Participants and Administrator of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees

In our opinion, the accompanying statements of net assets available for benefits with Fund Information and the related statement of changes in net assets available for benefits with Fund Information present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan") at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by ERISA. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements.



Price Waterhouse LLP
Denver, Colorado

     CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
     ----------------------------------------------------------------------
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
      --------------------------------------------------------------------

                               DECEMBER 31, 1995
                               -----------------


                                                                                    FUND INFORMATION
                                                   ------------------------------------------------------------------------------
                                                                                             New
                                                     Common                     Prime      America      Capital        Equity
                                                      Stock    Participant     Reserve     Growth     Appreciation     Index
                                          Total       Fund        Loans         Fund        Fund         Fund           Fund
- -------------------------------------------------------------------------------------------------------------------------------
Assets
- ------
Investments
  Common Stock
    Cyprus Amax Minerals               $  598,804   $598,804   $        -    $      -   $        -  $        -    $         -
  Mutual Funds                          1,672,471          -            -       3,539       64,011        66,852      394,071
  Participant Loans                       189,241          -      189,241           -            -             -            -
Receivables
  Employer contributions                    8,122      8,122            -           -            -             -            -
  Participant contributions
   and loan repayments                     25,013        624       (7,372)        594        1,345         1,588        6,238
                                     ------------------------------------------------------------------------------------------
Net assets available for benefits      $2,493,651   $607,550     $181,869      $4,133      $65,356       $68,440     $400,309
                                     ==========================================================================================


                                      International    Spectrum        Stable
                                         Stock          Income         Value
                                          Fund           Fund          Fund
- --------------------------------------------------------------------------------

Assets
- ------
Investments
  Common Stock
    Cyprus Amax Minerals                 $     -       $     -       $        -
  Mutual Funds                            37,201        19,874        1,086,923
  Participant Loans                            -             -                -
Receivables
  Employer contributions                       -             -                -
  Participant contributions and
   loan repayments                         1,437           231           20,328
                                     -------------------------------------------
                                         $38,638       $20,105       $1,107,251
                                     ===========================================


The accompanying notes are an integral part of these financial statements.

    CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
    ----------------------------------------------------------------------
     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
     ---------------------------------------------------------------------

                               DECEMBER 31, 1994
                               -----------------

                                                                                    FUND INFORMATION
                                                   ----------------------------------------------------------------------------
                                                                                              New
                                                     Common                      Prime      America      Capital        Equity
                                                      Stock    Participant      Reserve     Growth     Appreciation     Index
                                          Total       Fund        Loans          Fund        Fund         Fund          Fund
- -------------------------------------------------------------------------------------------------------------------------------
Assets
- ------
Investments
  Common Stock
     Cyprus Amax Minerals              $  517,865   $517,865      $      -       $  -      $     -       $     -     $      -
  Mutual Funds                          1,370,622          -             -        480       36,758        37,963      284,248
  Participant Loans                       139,051          -       139,051          -            -             -            -
Receivables
  Employer contributions                    7,504      7,504             -          -            -             -            -
  Participant contributions and
   loan repayments                         28,568      1,012             -         69          869           918        4,115
                                     ------------------------------------------------------------------------------------------
Net assets available for benefits      $2,063,610   $526,381      $139,051       $549      $37,627       $38,881     $288,363
                                     ==========================================================================================


                                     International   Spectrum      Stable
                                         Stock        Income       Value
                                         Fund          Fund         Fund
- -----------------------------------------------------------------------------
Assets
- ------
Investments
  Common Stock
     Cyprus Amax Minerals                $     -           -             -
  Mutual Funds                            35,615      11,344       964,214
  Participant Loans                            -           -             -
Receivables
  Employer contributions                       -           -             -
  Participant contributions and
   loan repayments                           461         197        20,927
                                     -------------------------------------------
Net assets available for benefits        $36,076     $11,541      $985,141
                                     ===========================================

The accompanying notes are an integral part of these financial statements.


                 CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                 ----------------------------------------------------------------------
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
             -------------------------------------------------------------------------------
                                       YEAR ENDED DECEMBER 31, 1995
                                       ----------------------------

                                                                         FUND INFORMATION
                                           ------------------------------------------------------------------------------
                                                                                      New
                                           Common                       Prime        America    Capital       Equity
                                           Stock         Participant    Reserve      Growth     Appreciation  Index
                                Total      Fund          Loan           Fund         Fund       Fund          Fund
- -------------------------------------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends      $  105,853     $  16,814   $         -    $   82      $ 3,054    $  5,229        $ 15,389
  Net realized gains on
   investments                    14,192         5,200             -         -          675          17           7,076
  Net change in unrealized
   appreciation/depreciation
   in fair value of
   investments                    97,364       (7,498)             -         -       14,319       4,919          81,977

Employer contributions            80,345       80,345              -         -            -           -               -

Participant contributions
 and  loan repayments            247,839        9,026        (74,418)    3,502       11,887      14,011          53,408

Transfers between Plan funds
  and loans                            -        3,420        120,946         -       (2,206)      5,383         (33,981)

Employee withdrawals            (115,552)    (26, 138)        (3,710)        -            -           -         (11,923)
                               -------------------------------------------------------------------------------------------
Net increase                     430,041       81,169         42,818     3,584       27,729      29,559         111,946

Net assets available for
  benefits:
  Beginning of year             2,063,610      526,381        139,051       549       37,627     38,881         288,363
                               -------------------------------------------------------------------------------------------
  End of year                  $2,493,651    $ 607,550       $181,869    $4,133      $65,356    $68,440        $400,309
                               ============================================================================================


                                                      FUND INFORMATION
- --------------------------------------------------------------------------------------------------
                                International              Spectrum                  Stable
                                   Stock                    Income                   Value
                                    Fund                     Fund                    Fund
- --------------------------------------------------------------------------------------------------
Investment Income
  Interest and dividends         $ 1,120                  $ 1,079                     $   63,086
  Net realized gains on
   investments                     1,224                       -                               -
  Net change in unrealized
   appreciation/depreciation
   in fair value of
   investments                     2,106                   1,541                               -

Employer contributions                 -                       -                               -
Participant contributions
 and loan repayments              12,375                   2,297                         215,751

Transfers between Plan funds
  and loans                      (14,263)                  3,647                         (82,946)

Employee withdrawals                   -                       -                         (73,781)
                               -------------------------------------------------------------------
Net increase                       2,562                   8,564                         122,110

Net assets available for
  benefits:
  Beginning of year               36,076                  11,541                         985,141
                               -------------------------------------------------------------------
  End of year                    $38,638                 $20,105                      $1,107,251
                               ===================================================================


The accompanying notes are an integral part of these financial statements

                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - Description of the Plan
- --------------------------------

The following description of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan" or the "Bargaining Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
- -------
The Plan was established by AMAX Inc. ("AMAX") in 1965 for the benefit of certain collective bargaining unit hourly employees of AMAX, its divisions and its participating subsidiaries, who have completed one year of service and have attained the age of 18 ("Eligible Employees" or "Participants"). Cyprus Minerals Company ("Cyprus") and AMAX merged in November 1993, forming Cyprus Amax Minerals Company ("Cyprus Amax" or the "Company"). Following the merger the name of the Bargaining Plan was changed to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Administration
- --------------
The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1995, Plan administrative expenses were paid by Cyprus Amax.

Enrollment
- ----------
Eligible Employees can enroll in the Plan during any month of the year.

Contributions
- -------------
Participants may contribute a basic amount of 1% to 6% of compensation to the Plan. These basic contributions are made on an after-tax basis, a tax-deferred basis, or a combination of the two. Participants making basic contributions of 6% of compensation may make unmatched supplemental contributions up to an additional 10% of compensation. The Company contributes an amount to the Common Stock Fund equal to 50% of each participant's basic contribution.

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

Vesting
- -------
Participants are immediately vested in their employee contributions, the earnings attributable to those contributions, and the earnings attributable to employer contributions. Participants are vested with respect to employer matching contributions to the Plan at a rate of 25% after two years of service, 50% after three years of service, 75% after four years of service, and 100% after five years of service. Participants also become fully vested in employer contributions upon their death, attainment of age 65, total and permanent disability, permanent layoff, change in control, and/or Plan termination.

                   -----------------------------

Forfeitures
- -----------
Participants who terminate employment before becoming fully vested forfeit the non-vested portion of their Company match. These forfeitures are used to reduce the contributions required to be made by the Company in accordance with the Plan.

Loans
- -----
Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan terms vary from a minimum of six months to a maximum of five years.

Loan repayments are made regularly through payroll deductions or, for Participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
- -------------
Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
- ----------------------
Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

NOTE 2 - Summary of Significant Accounting Policies
- ---------------------------------------------------

Basis of Accounting
- -------------------
The financial statements of the Plan are prepared on the accrual basis.

Valuation of Assets
- -------------------
Cyprus Amax stock is valued at fair market value based on the quoted market price on the balance sheet date.

Participant loans are valued at principal amount, which approximates fair market value.

The remaining investments are valued at net asset value based on quoted market prices.

Transfers of assets into the Plan are shown at fair market value. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

                   ----------------------------

NOTE 3 - Investments
- --------------------

Investment Options
- ------------------
Prior to April 1, 1994, Participants could elect to invest their contributions in combinations of the following funds: a portfolio of guaranteed investment contracts and group annuity contracts (the Guaranteed Income Fund), a bond fund (the Fidelity Institutional Trust U.S. Bond Index Fund), a growth fund (the Fidelity Mt. Vernon Street Trust Growth Fund), or a diversified equity fund (the Fidelity U.S. Equity Index Fund).

Effective April 1, 1994, the Plan's sponsor, Cyprus Amax, elected to change the Plan's trustee and recordkeeper from U.S. Trust and Buck Consultants, respectively, to T. Rowe Price. The Plan assets invested with Fidelity were liquidated and transferred to T. Rowe Price, where they were invested in similar
T. Rowe Price funds. Beginning in April 1994, Participants could elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (Stable Value
Fund), and four equity funds (Equity Index Fund, Capital Appreciation Fund, International Stock Fund, and New America Growth Fund). All Company contributions are invested in Cyprus Amax common stock.

As of December 31, 1995, the number of Participants who held assets in the various investment options were as follows: 134 in Cyprus Amax common stock, 7 in the Prime Reserve Fund, 6 in the Spectrum Income Fund, 119 in the Stable Value Fund, 59 in the Equity Index Fund, 17 in the Capital Appreciation Fund, 12 in the International Stock Fund, and 17 in the New America Growth Fund.

Investments Held
- ----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1995 and 1994, consisted of the following:

                                                    Cost     Fair Value
                                                 ----------  ----------
December 31, 1995:

 Cyprus Amax common stock held in
  Common Stock Fund (22,920.723 shares)/(a)(b)/  $  563,205  $  598,804
 Participant Loans                                  189,241     189,241
 Prime Reserve Fund (3,539 units)                     3,539       3,539
 New America Growth Fund (1,833.603 units)           51,263      64,011
 Capital Appreciation Fund (4,890.412 units)         64,003      66,852
 Equity Index Fund (22,897.826 units)/(b)/          309,647     394,071
 International Stock Fund (3,041.753 units)          36,771      37,201
 Spectrum Income Fund (1,768.152 units)              18,803      19,874
 Stable Value Fund (1,086,923 units)/(b)/         1,086,923   1,086,923
                                                 ----------  ----------
                                                 $2,323,395  $2,460,516
                                                 ==========  ==========


                   -----------------------------


                                                    Cost     Fair Value
                                                 ----------  ----------
December 31, 1994:

 Cyprus Amax common stock held in
  Common Stock Fund (19,822.609 shares)/(a)(b)/  $  474,769  $  517,865
 Participant Loans                                  139,051     139,051
 Prime Reserve Fund (480 units)                         480         480
 New America Growth Fund (1,446.080 units)           38,330      36,758
 Capital Appreciation Fund (3,137.514 units)         40,033      37,963
 Equity Index Fund (21,714.932 units) /(b)/         281,800     284,248
 International Stock Fund (3,146.082 units)          37,290      35,615
 Spectrum Income Fund (1,122.132 units)              11,814      11,344
 Stable Value Fund (964,214 units)/(b)/             964,214     964,214
                                                 ----------  ----------
                                                 $1,987,781  $2,027,538
                                                 ==========  ==========

/(a)/Investment pays dividends quarterly.
/(b)/Individual investments representing 5% or more of net assets available for benefits as of December 31, 1995 and 1994.

NOTE 4 - Net Realized Gains on Investments
- ------------------------------------------

Net realized gains from investment transactions were as follows:


                            Common     New America      Capital
                             Stock       Growth       Appreciation
                             Fund         Fund           Fund
                           ----------  -----------    ------------

      1995    Proceeds        $42,936      $ 6,399    $      1,559
              Cost             37,736        5,724           1,542
                              -------      -------    ------------
              Net gain        $ 5,200      $   675    $         17
                              =======      =======    ============

                              Equity    International
                              Index         Stock
                               Fund         Fund
                           ----------  --------------

      1995    Proceeds        $57,035      $16,803
              Cost             49,959       15,579
                              -------      -------
              Net gain        $ 7,076      $ 1,224
                              =======      =======

The cost of investments sold or transferred is determined on a Participant level by the average cost method.

                   -----------------------------------------

NOTE 5 - Unrealized Appreciation of Investments
- -----------------------------------------------

Net unrealized appreciation of investments amounted to $137,121 and $39,757 at December 31, 1995 and 1994, respectively. The change in net unrealized appreciation resulted in a Plan gain of $97,364 in 1995.

NOTE 6 - Tax Status
- -------------------

Cyprus Amax received a favorable determination letter dated September 11, 1995, from the Internal Revenue Service as to the qualified status of the Plan. Since the Plan continues to fulfill the requirements of a qualified plan, the Plan is not subject to tax. Accordingly, no provision for federal or state income taxes has been provided.

NOTE 7 - Plan Amendments
- ------------------------

Effective April 1, 1994, the Plan was amended to provide that: (i) participants may make contributions up to a maximum of 16% of their base pay; (ii) certain provisions be grandfathered (e.g., distribution options for March 31, 1994, account balances and multiple loans outstanding as of December 31, 1993); (iii) participants may make two in-service withdrawals per year of both matched and unmatched after-tax contributions, one withdrawal per year of rollover contributions and one withdrawal per year of Company contributions; and (iv) investment fund options available for employee contributions include seven T. Rowe Price mutual funds and Cyprus Amax common stock.

NOTE 8 - Subsequent Events
- --------------------------

Effective April 1, 1996, the Capital Appreciation Fund and the New America Growth Fund were eliminated as investment options under the Plan. As of that date, the following new investment options became available to Participants under the Plan: the Equity Income Fund, the New Horizons Fund, the Spectrum Growth Fund, and the Science and Technology Fund. On October 1, 1996, the balances remaining in the Capital Appreciation Fund and the New America Growth Fund will be transferred to the Equity Income Fund and the New Horizons Fund, respectively.

NOTE 9 - Differences Between Financial Statements and Form 5500
- ---------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statements of changes in net assets available for benefits have been determined using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

                                                                      SCHEDULE I


                          CYPRUS AMAX MINERALS COMPANY
                          ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                           ASSETS HELD FOR INVESTMENT
                           --------------------------

                               DECEMBER 31, 1995
                               -----------------

Party In                            Description       Historical      Current
Interest           Issuer           of Investment        Cost          Value
- --------           ------------     -------------     ----------     ----------
Yes                Cyprus Amax      Cyprus Amax       $  563,205     $  598,804
                   Minerals         Minerals
                   Company          Company
                                    common
                                    stock
                                    No par value

Yes                Participant      Interest             189,241        189,241
                   Loans            rate:
                                    6.0% - 11.5%

Yes                T. Rowe          Prime                  3,539          3,539
                   Price            Reserve Fund

Yes                T. Rowe          New America           51,263         64,011
                   Price            Growth
                                    Fund

Yes                T. Rowe          Capital               64,003         66,852
                   Price            Appreciation
                                    Fund

Yes                T. Rowe          Equity Index         309,647        394,071
                   Price            Fund

Yes                T. Rowe          International         36,771         37,201
                   Price            Stock Fund

Yes                T. Rowe          Spectrum              18,803         19,874
                   Price            Income Fund

Yes                T. Rowe          Stable Value       1,086,923      1,086,923
                   Price            Fund


                              CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES                 SCHEDULE II
                              ----------------------------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1995
                                                         -----------------





                                                   Amount Received        Unpaid
                                     Original   During Reporting Year     Balance                               Amount Overdue
Party in    Identity and Address      Amount    ---------------------     at End      Detailed Description      --------------
Interest        of Obligor           of loan     Principal  Interest      of Year            of Loan          Principal Interest
- --------    ---------------------    -------    ---------------------    ---------    --------------------    ------------------

                                                               NONE


                                                                    SCHEDULE III

     CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
     ----------------------------------------------------------------------

                 ITEM 27d - REPORTABLE TRANSACTIONS IN EXCESS OF
                ------------------------------------------------

                 5 PERCENT OF THE CURRENT VALUE OF PLAN ASSETS
                 ---------------------------------------------

                          YEAR ENDED DECEMBER 31, 1995
                          ----------------------------

                                                                         Current Value
                                                             Total        of Asset on
                                    Purchase    Selling     Cost of       Transaction        Net Gain
Description of Assets                Price       Price       Asset            Date           on Sales
- ---------------------------------  ----------  ----------  ----------  ------------------  -------------

Cyprus Amax Common Stock           $  126,172  $        -  $  126,172     $  126,172          $   -

Cyprus Amax Common Stock               37,736      42,937      37,736         42,937              5,201

T. Rowe Price Stable Value Fund        63,021           -      63,021         63,021              -

T. Rowe Price Stable Value Fund     1,027,236   1,027,236   1,027,236      1,027,236              -

T. Rowe Price Stable Value Fund     1,260,890           -   1,260,890      1,260,890              -

T. Rowe Price Stable Value Fund       173,967     173,967     173,967        173,967              -

T. Rowe Price Equity Index Fund        77,806           -      77,806         77,806              -

T. Rowe Price Equity Index Fund        49,959      57,035      49,959         57,035              7,076


                             SUMMARY ANNUAL REPORT
                                      for
                          Cyprus Amax Minerals Company
                   Thrift Plan for Bargaining Unit Employees


This is a summary of the annual report for:

     The Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the Plan).

     Plan Sponsor:  Cyprus Amax Minerals Company
     Employer ID Number:  36-2684040
     Plan Number:  002
     For the period covering:  January 1 - December 31, 1995

The annual report has been filed with the Internal Revenue Service, as required under the Employee Retirement Income Security Act of 1974 (ERISA).

Basic Financial Statement
- -------------------------

Benefits under the Plan are provided by a trust with T. Rowe Price serving as trustee.

Plan expenses were $115,552. These expenses related to benefits paid to participants and beneficiaries. A total of 135 persons were participants in or beneficiaries of the Plan at the end of the Plan year.

The value of Plan assets, after subtracting liabilities of the Plan, was $2,493,651 as of the end of the Plan year, compared to $2,063,610 as of the beginning of the Plan year. During the period of January 1 to December 31, 1995, the Plan experienced an increase in its net assets of $430,041. This increase includes unrealized appreciation in the value of the Plan's assets; that is, the difference between the value of the Plan's assets at the end of the year and the value of the assets at the beginning of the year, or the cost of assets acquired during the year.

The Plan had total income of $545,593 including employer contributions of $80,345, employee contributions of $247,839, gains of $14,192 from the sale of assets, a gain of $97,364 due to the change in unrealized appreciation and other earnings from investment of $105,853.



                     YOUR RIGHTS TO ADDITIONAL INFORMATION
                     -------------------------------------

You have a right to receive a copy of the full annual report, or any part thereof, on request. The items below are included in the report:

     1.   An independent accountant's report;
     2.   Assets held for investment;
     3.   Loans or other obligations in default;
     4.   Transactions in excess of 5 percent of plan assets;

Summary Annual Report for
CYPRUS AMAX MINERALS COMPANY
Thrift Plan for Bargaining Unit Employees
Page 2

To obtain a copy of the full annual report, or any part thereof, write or call the office of the Savings Plan Administrator, 9100 East Mineral Circle, Englewood, Colorado 80112, telephone (303) 643-5259. The charge to cover copying costs will be $1.50 for the full annual report, or $.25 per page for any part thereof.

You also have the right to receive from the Plan Administrator, on request and at no charge, a statement of the assets and liabilities of the Plan and accompanying notes, or a statement of income and expenses of the Plan and accompanying notes, or both. If you request a copy of the full annual report from the Plan Administrator, these two statements and accompanying notes will be included as part of the report. The charge to cover copying costs given above does not include a charge for the copying of these portions of the report because these portions are furnished without charge.

You also have the legally protected right to examine the annual report at the main office of the Plan, 9100 East Mineral Circle, Englewood, Colorado 80112, and at the U.S. Department of Labor in Washington, D.C., or to obtain a copy from the U.S. Department of Labor upon payment of copying costs. Requests to the Department should be addressed to: Secretary of Labor, Room N-5644, U.S. Department of Labor Building, 200 Constitution Avenue, N.W., Washington, D.C. 20210.


Cyprus Amax Minerals Company
Plan Sponsor
EIN:  36-2684040

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61141) of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees of our report dated June 14, 1996, appearing on page 26 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1995.



PRICE WATERHOUSE

Denver, Colorado
June 26, 1996